UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2004

ARVINMERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

        ArvinMeritor, Inc. (“ArvinMeritor”) has entered into a Fifth Amendment to Second Amended and Restated Receivables Sale Agreement, dated as of September 23, 2004, with ArvinMeritor Receivables Corporation, the Related Committed Purchasers named in the Agreement, Calyon, acting through its New York Branch, as Agent for the Purchasers and as a Purchaser Agent, Bayerische Landesbank, New York Branch, as a Purchaser Agent and ABN AMRO Bank N.V., as a Purchaser Agent. The amended agreement relates to ArvinMeritor’s U.S. accounts receivable securitization facility (see Note 7 of the Notes to Consolidated Financial Statements in ArvinMeritor’s Form 10-Q for the Quarterly Period ended June 27, 2004 for further information on this facility). The primary purpose of the amendment was to extend the term of the facility for an additional year, with the new termination date being September 22, 2005. The amendment also modified certain other provisions, including terms relating to concentration limits, reserve requirements, pricing formulas, and cross defaults.

Item 9.01      Financial Statements and Exhibits

(c) Exhibits

10 –	Fifth Amendment to Second Amended and Restated Receivables Sale Agreement,dated as of September 23, 2004, among ArvinMeritor Receivables Corporation, ArvinMeritor, the Related Committed Purchasers named therein, the Purchaser Agents named therein and Calyon (successor to Credit Lyonnais), acting through its New York Branch, as Agent.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

By: /s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel

Date: September 23, 2004

EXHIBIT INDEX

Exhibit No.	Description

10	Fifth Amendment to Second Amended and Restated Receivables Sale Agreement, dated as of September 23, 2004, among ArvinMeritor Receivables Corporation, ArvinMeritor, the Related Committed Purchasers named therein, the Purchaser Agents named therein and Calyon (successor to Credit Lyonnais), acting through its New York Branch, as Agent.